UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
DLH Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DLH HOLDINGS CORP.
SUPPLEMENT TO PROXY STATEMENT DATED FEBRUARY 1, 2018
for the
Annual Meeting of Shareholders
To Be Held on February 8, 2018
To the Shareholders of
DLH HOLDINGS CORP.:
Purpose of Supplement

DLH Holdings Corp. (the “Company”) is furnishing this supplement to its proxy statement in connection with the Company’s Annual Meeting of Shareholders to be held on February 8, 2018, to provide additional information concerning Proposal 3 of the Company’s definitive proxy statement dated December 29, 2017, filed with the Securities and Exchange Commission (the “Proxy Statement”).

In Proposal 3 of its Proxy Statement, the Company is seeking shareholder approval of amendments to its 2016 Omnibus Equity Incentive Plan. As described in greater detail below, the Company is supplementing the information included in Proposal 3 of the Proxy Statement to provide updated information concerning the impact of The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) on the proposal.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement. This supplement is first being distributed to shareholders on or about February 1, 2018.

Only shareholders of record as of the close of business on December 20, 2017, are entitled to receive notice of and to vote at the annual meeting.

If you have already returned your proxy card or voting instruction card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already returned your proxy or voting instruction card or voted over the Internet or by telephone and wish to change your vote, you may do so by following the instructions below under “Additional Information — Voting; Proxies; Right to Revoke.” You may vote on the proposals by submitting a proxy or voting instruction card or submitting a proxy via the Internet or by telephone by following the procedures on your proxy or voting instruction card. Votes already cast will remain valid and will be voted at the annual meeting unless changed or revoked.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to Be Held on February 8, 2018:
The Proxy Statement and this Supplement are available at
http://www.cstproxy.com/dlhcorp/2018/proxysupplement

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Supplement to Proposal 3 of Proxy Statement

Additional Information regarding Proposal 3

Subject to shareholder approval, in December 2017, our Board of Directors adopted amendments to our 2016 Omnibus Equity Incentive Plan (the “2016 Plan”) to (i) increase the number of shares of common stock reserved for issuance pursuant to awards granted under the 2016 Plan by 1,500,000 shares to an aggregate of 2,500,000 shares, subject to adjustments permitted under the 2016 Plan, and (ii) amend and restate the performance goals thereunder for the purpose of Section 162(m) of the Internal Revenue Code. As more fully discussed below, in light of The Tax Cuts and Jobs Act of 2017 (the “Tax Act”), the Board of Directors will only be asking shareholders to approve the increase in shares reserved under the 2016 Plan and will neither seek shareholder approval of the performance goals included in the 2016 Plan nor any changes to the performance goals.

The following information supplements the Company’s disclosures concerning the Proposal 3 solely with respect to disclosures regarding the tax treatment of performance-based compensation pursuant to Section 162(m) of the Internal Revenue Code.

On December 22, 2017, The Tax Act was signed into law. Under the Tax Act, the historical exception under Section 162(m) of the Internal Revenue Code (the “Code”) for qualified performance-based compensation and commissions was eliminated, effective January 1, 2018. Accordingly, all compensation that the Company may pay to a covered employee, as defined in Section 162(m) of the Code, in excess of $1 million is no longer deductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans. Due to the impact of the Tax Act on Section 162(m) of the Code, the statements in Proposal 3 of our definitive Proxy Statement regarding our ability to deduct compensation in excess of $1,000,000 should not be relied upon in deciding how to vote. Additionally, similar statements elsewhere in the Proxy Statement concerning our ability to deduct compensation pursuant to Section 162(m) of the Code, while relevant for tax years ending prior to the effective date of the Tax Act, are no longer applicable to us. As such, the disclosure in this Supplement supersedes statements in the Proxy Statement concerning the deductibility of performance-based compensation pursuant to Section 162(m) of the Code.

As our Board of Directors continues to believe that the number of shares currently available for issuance under the 2016 Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in Proposal 3 will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the 2016 Plan, the Board recommends a vote in favor of this proposal. However, in light of the Tax Act, a vote in favor of Proposal 3 is no longer required for purposes of amending and restating the performance goals set forth in the 2016 Plan to allow us to deduct performance-based compensation in accordance with Section 162(m) of the Code. Accordingly, Proposal 3 is hereby amended to delete the references to amending and restating the performance goals and to the Company’s ability to deduct performance-based compensation under Section 162(m) of the Code or otherwise to allow us to comply with the performance-based exception under Section 162(m). As amended, Proposal 3 shall only seek the vote of our shareholders to increase the number of shares of common stock reserved for issuance pursuant to awards granted under the 2016 Plan by 1,500,000 shares to an aggregate of 2,500,000 shares. Further, we are not seeking shareholder re-approval of the performance goals included in the 2016 Plan and no changes will be made to such performance goals.

However, the Company has not elected to amend the provisions of the 2016 Plan that were designed to provide for compliance with Section 162(m) of the Code. The Management Resources and Compensation Committee of the Board of Directors will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design. Accordingly, notwithstanding the amendments to Section 162(m) of the Code under the Tax Act, the Company may continue granting awards under the 2016 Plan in order to maintain performance-based compensation programs which appropriately incentivize executives and link executive pay to performance. However, to the extent that the Company issues such awards, it will no longer be entitled to an associated compensation deduction in excess of $1,000,000, as explained above.

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Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the annual meeting is required for the approval of Proposal 3. The Board of Directors recommends that you vote FOR the approval of Proposal No. 3.

Additional Information – Voting; Proxies; Right to Revoke

If you have already returned your proxy card or voting instruction card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already returned your proxy or voting instruction card or already voted over the Internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. You may vote on all the proposals by submitting a proxy voting instruction card or submitting a proxy via the Internet or by telephone by following the procedures on your proxy or voting instruction card. Votes already cast by shareholders will remain valid and will be voted at the annual meeting unless changed or revoked.

Revoking a Prior Vote

As described in the Proxy Statement, any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof at the annual meeting. If you are the shareholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described in the proxy statement (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at the address below, prior to your shares being voted, (iii) voting again via the telephone or internet; or (iv) attending the annual meeting and voting in person. Any proxy may be revoked at any time before it is voted at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY, EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE VOTING INSTRUCTIONS PREVIOUSLY SENT TO YOU. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PREVIOUSLY SENT TO YOU AS SOON AS POSSIBLE.

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with the Annual Meeting. On December 29, 2017, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s shareholders relating to the Annual Meeting. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Investor Relations section of our corporate website at www.dlhcorp.investorroom.com or by writing to the Company’s Chief Financial Officer at DLH Holdings Corp., 3565 Piedmont Road, NE, Bldg. 3-700, Atlanta, Georgia 30305.

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